UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 21, 2009

ALLIANCE NETWORK COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter) HALCYON JETS HOLDINGS, INC. (Former name if changed since last report)

Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24th Floor New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 808-3093

336 West 37th Street, Suite 800 New York, New York 10018
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
Item 5.01	Changes in Control of Registrant

As previously reported, effective July 1, 2009, the Registrant entered into two material agreements, one to acquire a new business and the other to dispose of its existing private aviation brokerage business.  The Registrant entered into a Share Exchange Agreement with all of the shareholders of Alliance Network Communications, Inc. pursuant to which all of those shareholders would transfer their shares in Alliance to the Registrant in consideration of the issuance of 274,000,000 shares of the Registrant’s common stock.  A copy of the Share Exchange Agreement was attached as Exhibit 10.1 to Form 8-K filed by Registrant on July 1, 2009.   Simultaneously, the Registrant entered into a Stock Purchase Agreement with Halcyon Jets Acquisition Group, LLC, the principal of which is Gregory D. Cohen, our former Chief Executive Officer, to sell all of the outstanding shares of our Halcyon Jets, Inc. subsidiary to Halcyon Jets Acquisition Group, LLC.  A copy of the Stock Purchase Agreement was attached as Exhibit 10.2 to Form 8-K filed by Registrant on July 1, 2009.

On August 21, 2009, Registrant completed the transactions contemplated by the Share Exchange Agreement and the Stock Purchase Agreement.  Upon the effectiveness and as a result of these transactions, the Registrant filed an Amendment to the Company’s Certificate of Incorporation to change the Company’s name to Alliance Network Communications Holdings, Inc.

Information concerning the new officers and directors of the Registrant were included in the Information Statement on Form DEF 14C, filed with the Securities and Exchange Commission on July 30, 2009. None of the executive officers and directors have an equity interest in the Company.  Based upon the shares outstanding and the shares issuable in connection with the transaction described above, Lawler & Associates, PLC will hold shares of common stock which represent 62.67% of the voting power.  Lawler & Associates disclaims beneficial ownership of these shares as it is holding them in trust for certain clients.  There are no other holders of the Company’s equity securities which represent ten (10) percent or more of the voting power.

The Company also has changed its principal offices to 120 Wall Street, 24th Floor, New York, NY 10005.

Item 3.03	Material Modification to Rights of Security Holders

On August 21, 2009, in accordance with the consent of the stockholders, the Company filed an Amendment to the Company’s Certificate of Incorporation to “reverse split” the issued and outstanding common stock, $.01 par value, in the ratio of one (1) share of common stock for fifteen (15) shares of common stock outstanding immediately preceding the filing of the Amendment, including the shares issued in connection with the transaction described in Item 2.01 above.  Stockholders who otherwise would be entitled to receive fractional shares will receive an additional share by rounding up to the nearest whole number of shares.

As a result of this reverse split, the voting rights of the Preferred Stock Series A will be adjusted to reflect the one (1) for fifteen (15) reverse split and therefore each share of the outstanding Preferred Stock will have voting rights equivalent to 67 common shares.

Item 8.01	Other Events

As previously reported, in September 2008, Jet One Group, Inc. ("Jet One") commenced an action against the Company and several of its former officers, directors and employees in the United States District Court for the Eastern District of New York, alleging, among other matters, that the Company fraudulently induced Jet One to enter into a Letter of Intent (“LOI”) to acquire Jet One's business. The Complaint alleged that the Company violated the federal Racketeering Influenced Corrupt Organizations Act, the federal Computer Fraud and Abuse Act, the New York consumer fraud and Business law statutes and committed various common law torts, and sought compensatory damages of $15 million and treble or punitive damages of $45 million. On August 14, 2009, the Court dismissed the complaint without prejudice to Jet One's right to re-file the lawsuit.

Item 9.01	Financial Statements and Exhibits

a) Financial Statements of businesses acquired
b) Pro forma financial information

The financial statements and pro forma information related to the business acquired were included in the Information Statemnt on Form DEF 14C, filed with the Securities and Exchange Commission on July 30, 2009.
(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Certificate of Incorporation of Halcyon Jets Holdings, Inc., a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE NETWORK COMMUNICATIONS HOLDINGS, INC.

Date: August 27, 2009	By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky
Chief Executive Officer